UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2008

SPRINT NEXTEL CORPORATION

(Exact name of Registrant as specified in its charter)

Kansas	1-04721	48-0457967
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6200 Sprint Parkway, Overland Park, Kansas	66251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-0965

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 29, 2008, the Board of Directors of Sprint Nextel Corporation (“Sprint Nextel”) approved an amended and restated Change in Control Severance Plan (the “CIC Plan”). The main purpose of the revisions to the CIC Plan is to bring it into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

The effective date of the CIC Plan restatement is retroactive to January 1, 2008. Use of January 1, 2008 as the effective date of the CIC Plan is consistent with the effective date of other plans restatements complying with Section 409A.

In general, documentary changes required by Section 409A that are in the CIC Plan include:

•	A provision for the six-month delay of payments of deferred compensation as a result of a Separation from Service for “specified employees.”

•	Specification of Section 409A compliant payment triggering events and payment dates (including a definition of Separation from Service).

•

The restatements provide that Separation from Service, and thus payment under them, is triggered if a participant is no longer employed by any entity of which Sprint Nextel owns at least 50 percent, or less depending on the existence of legitimate business criteria. This is the lowest threshold of common control for this definition permitted by Section 409A and different than that used for the previously restated plans in order to provide the most flexibility to the Company under employment agreements.

•

Section 409A “boilerplate” provisions that provide compensation under the plans is intended to be 409A compliant, time and form of payment is made in accordance with the provisions of Section 409A, and payments may not be accelerated except as otherwise permitted by Section 409A.

Additional changes to the CIC Plan include:

•

Provisions were added to specify timing and form of payment depending on whether the eligibility for benefits is related to a change in control that satisfies the Section 409A “safe harbor” definition and to coordinate the payment provisions under the CIC Plan with employment agreement benefits.

•

Unrelated to 409A, Appendix I was updated to reflect current participants and Appendix III “Participating Employers” was also amended to include all subsidiaries where we currently employ individuals. This change to Appendix III will allow eligible employees to move between subsidiary companies without additional Compensation Committee action or updating the Appendix.

•

Also due to a recent change in IRS guidance unrelated to Section 409A, but necessary to retain the Code Section 162(m) performance based character of the awards under the Short-Term Incentive Plan for performance periods beginning after January 1, 2009, for the portion of the performance period elapsed prior to separation, the CIC Plan was amended to use actual performance (in place of Target opportunity) for the portion of the award for the performance period ending before separations occurring after the calendar year of the change in control.

A copy of the amended and restated CIC Plan is attached hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Amended and Restated Sprint Nextel Corporation Change in Control Severance Plan effective as of January 1, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPRINT NEXTEL CORPORATION

Date: December 29, 2008		/s/ Timothy O’Grady
	By:	Timothy O’Grady
Assistant Secretary

EXHIBIT INDEX

Number	Exhibit
10.1	Amended and Restated Sprint Nextel Corporation Change in Control Severance Plan effective as of January 1, 2008